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Independent Auditor's Report

To the Shareholders of Chiurazzi Internazionale S.r.l.

We have audited the accompanying financial statements of the Chiurazzi Internazionale S.r.l., which comprise the statement of financial position as at December 31, 2012, and the statement of comprehensive income, statement of changes in equity and statement of cash flows for the year ended, ad a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud o error.

Audit's Responsability

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audits in accordance with International Standards on Auditiding. Those standards require that we comply with ethical requirements and plan ad perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depended on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risks assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

BAKER TILLY REVISA S.P.A. - CAP. SOC. EURO 1.504.224,28 I.V. - REG. IMP. BO. COD. FISC. E P. IVA N. 01213510017 - R.E.A. BO N. 362604
ISCRITTA ALBO SPECIALE DELLE SOCIETÀ DI REVISIONE CON DELIBERA CONSOB N. 689 DEL 26/4/1980 - AUTORIZZ. MINISTR. 3/12/1975 - CONSOCIATE NEI PRINCIPALI PAESI DEL MONDO
SEDE: VIA GUIDO RENI, 2/2 - 40125 BOLOGNA
UFFICI IN BOLOGNA - BOLZANO - GENOVA - MILANO - ROMA - TORINO - VERONA
An independent member of Baker Tilly International

BAKER TILLY
REVISA

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit cpinion.

Opinion

In our opinion, the financial statements present fairly, in all material respects, the financial position of Chiurazzi Internazionale S.r.l. as at December 31, 2012 and its financial performance and its cash flow for the year the ended in accordance with International Financial Reporting Standards.

Marco Sacchetta
(Partner)

Rome, March 1, 2013

Baker Tilly Revisa S.p.A.

Via Cristoforo Colombo, 456

00145 – Rome